UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583

(Address of principal executive offices, including ZIP Code)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2021, The Cooper Companies, Inc. (the “Company”) entered into a Term Loan Agreement (the “Credit Agreement”) by and among the Company, the lenders from time to time party thereto, and PNC Bank, National Association as administrative agent (the “Administrative Agent”). The Credit Agreement provides for a term loan facility (the “Term Facility”) in an aggregate principal amount of $1.50 billion. The Company intends to use the funds it has drawn under the Term Facility to fund the transaction described in Item 2.01 of this Current Report on Form 8-K.

The Company has the ability from time to time to request an increase to the commitments under the Term Facility or to establish a new term loan facility under the Credit Agreement in an aggregate principal amount not to exceed $1.125 billion, upon prior written notice to the Administrative Agent and subject to the discretionary participation of the lenders funding such term loans and certain limitations set forth in the Credit Agreement.

Amounts outstanding under the Term Facility will bear interest, at the Company’s option, at either (i) the alternate base rate, which is a rate per annum equal to the greatest of (a) the Administrative Agent’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted London interbank offered (“LIBO”) rate for a one-month interest period on such day, or (ii) the adjusted LIBO rate, plus, in each case, an applicable rate of, initially, zero basis points, in respect of base rate loans, and 75 basis points, in respect of adjusted LIBO rate loans. Following a specified period after the closing date, the applicable rates will be determined quarterly by reference to a grid based upon the Company’s ratio of consolidated net indebtedness to consolidated EBITDA, each as defined in the Credit Agreement.

The term loan balance is payable at maturity on December 17, 2026. The Term Facility is not subject to amortization and is not subject to mandatory prepayments prior to maturity. The Company may prepay loan balances from time to time, in whole or in part, without premium or penalty (other than any related breakage costs).

The Term Facility is not secured by any of the Company’s or any of its subsidiaries’ assets. All obligations under the Term Facility will be guaranteed by each of the Company’s existing and future direct and indirect domestic material subsidiaries, as defined in the Credit Agreement.

The Credit Agreement contains customary restrictive covenants, as well as financial covenants that require the Company to maintain a certain total leverage ratio and interest coverage ratio, each as defined in the Credit Agreement. The Credit Agreement also contains customary events of default, the occurrence of which would permit the Administrative Agent to declare the principal, accrued interest and other obligations of the Company under the agreement to be immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 17, 2021, the Company completed the previously announced acquisition of GI Generate Parent LLC (“Generate”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 6, 2021, by and among the Company, CooperSurgical, Inc., a wholly owned subsidiary of the Company (“CooperSurgical”), Bruin Merger Sub, LLC, a direct, wholly owned subsidiary of CooperSurgical (“Merger Sub”), Generate, and GI Partners Acquisitions LLC. Pursuant to the Merger Agreement, among other matters, Merger Sub merged with and into Generate (the “Merger”), with Generate continuing as the surviving corporation. At the closing of the Merger, the Company provided total consideration of approximately $1.605 billion, subject to customary closing adjustments, in cash.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed with the SEC as Exhibit 2.01 in a Current Report on Form 8-K on November 10, 2021, and is incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2021, the Company issued a press release announcing the closing of the acquisition of Generate pursuant to the Merger Agreement and the closing of the Term Facility, a copy of which is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 6, 2021, by and among The Cooper Companies, Inc., CooperSurgical, Inc., Bruin Merger Sub, LLC, GI Generate Parent LLC, and GI Partners Acquisitions LLC (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2021).

10.1*	Term Loan Agreement, dated as of December 17, 2021, by and among The Cooper Companies, Inc., the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent.

99.1	Press Release dated December 17, 2021, of The Cooper Companies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits or schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Brian G. Andrews
Brian G. Andrews
EVP, Chief Financial Officer & Treasurer

Dated: December 17, 2021